  Exhibit 99.1
Manufactured Housing Properties Inc.
Names Michael Z. Anise as President

–CHARLOTTE, NC / ACCESSWIRE / August 12, 2019 / Manufactured Housing Properties Inc. (OTC PINK:MHPC), which acquires, owns, and operates manufactured housing communities; today announced that its board of directors has promoted and appointed Michael Z. Anise to the office of President of the Company effective immediately.

Speaking on behalf of the board, Raymond M. Gee, CEO and Chairman of the board said, “We very much appreciate Michael’s tremendous efforts and services as our Chief Financial and Chief Operating Officer, and the board believes that as President, Michael has the right operational and communication skills and leadership abilities to deliver improved execution and financial performance.”

Michael said, “I am honored and excited to lead MHPC. I believe the company is in a great position for growth and success as only the 4th publicly traded company in the Manufactured Housing sector.”

About Manufactured Housing Properties Inc.

Manufactured Housing Properties Inc. together with its affiliates, acquires, owns, and operates manufactured housing communities. The Company focuses on acquiring and operating value-add manufactured home communities in high growth markets.

Contact:
Michael Z. Anise
President & Principal Accounting Officer
(980) 273-1702 ext. 244

Forward Looking Statements

This press release contains statements that do not relate to historical facts, but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of MHPC, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control, including the risks described in our annual and quarterly reports under the heading “Risk Factors” as filed with the SEC. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof. Unless otherwise required by law, we undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.